Consent of Independent Auditors


The Board of Directors and Shareholders
Aetna Series Fund, Inc.:


We consent to the use of our reports dated December 12, 1997 incorporated by reference herein this Post-Effective Amendment No. 28 to the Registration Statement (File No. 33-41694) on Form N-1A and to the references to our firm under the heading "Financial Highlights" in the prospectuses.

                            /s/ KPMG Peat Marwick LLP
                                KPMG Peat Marwick LLP

Hartford, Connecticut
September 30, 1998